Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-154708 and 333-188451) of Trecora Resources (the "Company") of our reports dated March 12, 2018 with respect to the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2017, and financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2017, both of which appear in the December 31, 2017 annual report on Form 10-K of Trecora Resources.

/s/ BKM Sowan Horan, LLP
Addison, Texas
March 12, 2018

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Trecora Resources for the year ended December 31, 2017 of our report dated March 12, 2018, included in its Registration Statements on Form S-8 (Nos. 333-154708 and 333-188451) of our report dated March 12, 2018, with respect to the financial statements of Al Masane Al Kobra Mining Company for the years ended December 31, 2017, 2016, and 2015, which appears in this Form 10-K.

/s/ Mamdouh Al Majed & Faisal Al-Enzi Certified Public Accountants
Riyadh, Saudi Arabia
March 12, 2018